The Ensign Group Reports Fourth Quarter and Fiscal Year 2017 Results

Conference Call and Webcast Scheduled for tomorrow, February 9, 2018 at 10:00 am PT

MISSION VIEJO, Calif., Feb. 08, 2018 (GLOBE NEWSWIRE) --

The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care and assisted living companies, today announced its operating results for the fourth quarter and full year 2017, reporting GAAP diluted earnings per share of $0.21 for the quarter and $0.77 for the year with adjusted earnings per share of $0.40 for the quarter and $1.40 for the year (1).
Highlights Include:

•	GAAP earnings for the quarter was $0.21 per diluted share, and adjusted earnings per share was up 33.3% over the prior year quarter to a record $0.40 per diluted share(1);

•	Consolidated GAAP Net Income for the quarter was $11.2 million, and consolidated adjusted Net Income was $21.1 million, an increase of 35.4% over the prior year quarter(1);

•	Transitioning skilled occupancy was 74.7%, an increase of 289 basis points over the prior year quarter and same-store occupancy was 78.7%, an increase of 109 basis points over the prior year quarter;

•	Total Transitional and Skilled Services segment income was $39.9 million for the quarter, an increase of 40.2% over the prior year quarter and an increase of 8.3% sequentially over the third quarter;

•	Total Assisted and Independent Living Services segment revenue was up 13.7% to $35.8 million and segment income was up 66.3% to $4.3 million, both over the prior year quarter; and

•	Total Home Health and Hospice Services segment revenue was up 27.5% to $39.7 million and segment income was up 27.7% to $5.8 million, both over the prior year quarter.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".

Operating Results

"We are proud to report that the momentum we experienced in the third quarter continued into the fourth quarter as we achieved our highest adjusted earnings per share in our history," said Ensign's President and Chief Executive Officer Christopher Christensen.  He lauded the local operational and clinical leadership teams and all of their field-based and Service Center partners for continuing their relentless focus on clinical and financial performance while they continued to integrate 116 transitioning and newly acquired operations into the organization.  "Even though there were some pockets that need improvement, the ramp we have been expecting in our newer operations is now materializing and making a meaningful contribution to our performance," he added.
"We are also pleased to report that our other lines of business quietly continue to build significant value," Christensen stated.  He noted that Bridgestone Living LLC, Ensign's assisted living and independent living portfolio company, which consists of 51 stand-alone operations and 21 campuses in 12 states, grew its segment revenue and income by 13.7% and 66.3%, respectively, over the prior year quarter.  Similarly, he noted that Cornerstone Healthcare, Inc., Ensign's home health and hospice portfolio subsidiary, grew its segment revenue and income by 27.5% and 27.7%, respectively, over the prior year quarter.  Collectively, these two business segments, along with other new healthcare businesses within the portfolio, are quickly approaching the size of Ensign when it completed its initial public offering in 2007.

Pointing to the underlying value being created in Ensign's owned real estate, Mr. Christensen said, "We continue to methodically add value to our real estate portfolio by improving the operating results in our owned operations and by acquiring additional real estate assets.  As an operationally-driven organization, we will continue to focus on solid clinical and financial performance. But we also believe it's important to recognize the growing underlying value in our owned real estate and the flexibility that ownership gives us in the future," he said.
The Company announced that management is increasing its 2018 annual earnings per share guidance to between $1.80 and $1.87 per diluted share.  Mr. Christensen explained that this increase is due to the recent tax reform that reduced the Company's effective income tax rate from 35.5% to an estimated 25% for 2018.  He also noted that the Company intends on using the tax savings to strengthen its balance sheet, to fund growth and to share a portion of the savings with employees.  Overall, this adjustment represents a 13.3%, or $0.22 per share, increase from the midpoint of management's previous annual earnings guidance for 2018. "Even without the tax savings, this guidance represents a significant improvement over 2017 results. We are very excited about the coming year and look forward to continuing to drive quality healthcare outcomes and corresponding financial results," he said.
Chief Financial Officer Suzanne Snapper reported that, "We recently completed seventeen fixed-rate HUD insured mortgages with a principal amount of $112 million, the proceeds of which were used to reduce the Company's line of credit."   She added, "We currently have $170 million of availability on Ensign's $450 million credit facility, which also has a built-in expansion option, and 45 unlevered real estate assets that add additional liquidity."  She also said that she expects the lease-adjusted net-debt-to-EBITDAR ratio, which was 4.2x at quarter end, to decrease in 2018 as the EBITDAR from transitioning and newly acquired operations continues to grow.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.  More complete information is contained in the company's Annual Report on Form 10-K for the year ended December 31, 2017, which is expected to be filed with the SEC today and can be viewed on the company's website at http://investor.ensigngroup.net.
Quarter Highlights

During the quarter, Ensign announced that Cornerstone Healthcare, Inc., the Company's home health and hospice portfolio subsidiary, acquired the assets of Excell Home Care and Hospice and Excell Private Care Services in Oklahoma City, Oklahoma effective November 1, 2017.  With this acquisition, Cornerstone entered Oklahoma for the first time and now owns twenty home health operations, twenty-two hospice operations, and four home care operations across eleven states.

On December 27, 2017, the Company announced that it completed a $112 million portfolio financing with low, fixed-rate loans amortized over 30- or 35-year terms and secured by mortgages on 17 of the 65 properties owned by Ensign subsidiaries.  "These new long-term, fixed-rate borrowings represent an important pillar in our capital structure, providing us liquidity on a portion of the real estate we own during a period of historically-low interest rates," said Ms. Snapper. Ms. Snapper confirmed that in addition to paying down previously drawn amounts on Ensign's revolving line of credit, the proceeds of the HUD-insured debt will be used to fund acquisitions, to renovate and upgrade existing and future facilities, to cover working capital needs and for other business purposes.

On February 1, 2018, Ensign announced that Bridgestone Living LLC, the Company's assisted and independent living portfolio company, acquired the real estate and operations of Cedar Hills Senior Living, a 37-unit assisted living facility in Cedar Hill, Texas, and Deer Creek Senior Living, a 37-unit assisted living facility in DeSoto, Texas. "These two operations complement our growing number of assisted living and skilled nursing operations in the Dallas area," Mr. Christensen said. "The strength of our team of local operational and clinical leaders in the Dallas market provides an excellent foundation from which we can continue to build," he added.

These additions bring Ensign's growing portfolio to 181 skilled nursing operations, 21 of which also include assisted living operations, 51 assisted and independent living operations, twenty-two hospice agencies, twenty home health agencies and four home care businesses across fifteen states.  Ensign owns the real estate at 65 of its 232 healthcare facilities.  Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

Ensign paid a quarterly cash dividend of $0.045 per share of its common stock, an increase of 5.9% over the prior year. This is the fifteenth consecutive year Ensign has increased its dividend, signaling the Company's continued confidence in its operating model and its ability to return long-term value to shareholders. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year since.

2018 EPS Guidance Increase, Reaffirms Revenue Guidance

Due to the recent tax reform that reduced the Company's effective income tax rate from 35.5% to an estimated 25% for 2018, Management increased its annual earnings per share guidance to $1.80 to $1.87 per diluted share from $1.58 to $1.66 per diluted share. This adjustment represents a 13.3%, or $0.22 per share, increase from the midpoint of management's previous annual earnings guidance for 2018.  Management also announced that it is reaffirming its 2018 revenue guidance of $2.0 billion to $2.06 billion.  Management's guidance assumes, among other things, normalized health insurance costs, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, acquisitions closed to date or anticipated to be closed in the first half of 2018 and the adoption of the new revenue recognition standard under ASC 606. It also excludes transaction-related costs and amortization costs related to intangible assets acquired, share-based compensation, costs incurred to recognize income tax credits and costs incurred for start-up operations.

Conference Call

A live webcast will be held Friday, February 9, 2018 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign's fourth quarter and fiscal year 2017 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign's website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, March 2, 2018.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 232 healthcare facilities, twenty-two hospice agencies, twenty home health agencies and four home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas, South Carolina, and Oklahoma. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-K, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$487,705	$433,048	$1,849,317	$1,654,864
Expense:
Cost of services	393,727	355,997	1,497,703	1,341,814
Charge related to class action lawsuit	—	—	11,000	—
(Gains)/losses related to operational closures	(410)	(16,655)	2,321	(11,225)
Rent—cost of services	33,652	33,507	131,919	124,581
General and administrative expense	22,833	14,815	80,617	69,165
Depreciation and amortization	11,760	9,701	44,472	38,682
Total expenses	461,562	397,365	1,768,032	1,563,017
Income from operations	26,143	35,683	81,285	91,847
Other income (expense):
Interest expense	(3,599)	(2,184)	(13,616)	(7,136)
Interest income	636	358	1,609	1,107
Other expense, net	(2,963)	(1,826)	(12,007)	(6,029)
Income before provision for income taxes	23,180	33,857	69,278	85,818
Provision for income taxes	11,958	12,851	28,445	32,975
Net income	11,222	21,006	40,833	52,843
Less: net income attributable to noncontrolling interests	16	2,669	358	2,853
Net income attributable to The Ensign Group, Inc.	$11,206	$18,337	$40,475	$49,990

Net income per share
Basic:	$0.22	$0.36	$0.79	$0.99
Diluted:	$0.21	$0.35	$0.77	$0.96

Weighted average common shares outstanding:
Basic	51,250	50,724	50,932	50,555
Diluted	53,176	52,231	52,829	52,133

Dividends per share	$0.0450	$0.0425	$0.1725	$0.1625

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$42,337	$57,706
Accounts receivable—less allowance for doubtful accounts of $43,961 and $39,791 at December 31, 2017 and 2016, respectively	265,068	244,433
Investments—current	13,092	11,550
Prepaid income taxes	19,447	302
Prepaid expenses and other current assets	28,132	19,871
Total current assets	368,076	333,862
Property and equipment, net	537,084	484,498
Insurance subsidiary deposits and investments	28,685	23,634
Escrow deposits	228	1,582
Deferred tax assets	12,745	23,073
Restricted and other assets	16,501	12,614
Intangible assets, net	32,803	35,076
Goodwill	81,062	67,100
Other indefinite-lived intangibles	25,249	19,586
Total assets	$1,102,433	$1,001,025

Liabilities and equity
Current liabilities:
Accounts payable	$39,043	$38,991
Accrued wages and related liabilities	90,508	84,686
Accrued self-insurance liabilities—current	22,516	21,359
Other accrued liabilities	63,815	58,763
Current maturities of long-term debt	9,939	8,129
Total current liabilities	225,821	211,928
Long-term debt—less current maturities	302,990	275,486
Accrued self-insurance liabilities—less current portion	50,220	43,992
Deferred rent and other long-term liabilities	11,268	9,124
Deferred gain related to sale-leaseback	12,075	—
Total equity	500,059	460,495
Total liabilities and equity	$1,102,433	$1,001,025

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	December 31,
	2017	2016
Net cash provided by operating activities	72,952	73,888
Net cash used in investing activities	(106,593)	(210,636)
Net cash provided by financing activities	18,272	152,885
Net (decrease)/increase in cash and cash equivalents	(15,369)	16,137
Cash and cash equivalents at beginning of period	57,706	41,569
Cash and cash equivalents at end of period	$42,337	$57,706

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,				Year Ended December 31,
	2017		2016		2017		2016
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Transitional and skilled services	$403,533	82.7%	$361,857	83.5%	$1,545,210	83.6%	$1,374,803	83.1%
Assisted and independent living facilities	35,836	7.4	31,512	7.3	136,646	7.4	123,636	7.5
Home health and hospice services:
Home health	20,048	4.1	16,474	3.8	73,045	3.9	60,326	3.6
Hospice	19,636	4.0	14,660	3.4	69,358	3.8	55,487	3.4
Total home health and hospice services	39,684	8.1	31,134	7.2	142,403	7.7	115,813	7.0
All other (1)	8,652	1.8	8,545	2.0	25,058	1.3	40,612	2.4
Total revenue	$487,705	100.0%	$433,048	100.0%	$1,849,317	100.0%	$1,654,864	100.0%

(1) Includes revenue from services generated in our other ancillary services for the three months and year ended December 31, 2017 and 2016 and urgent care centers for the three months and year ended December 31, 2016.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$403,533	$361,857	$41,676	11.5%
Number of facilities at period end	160	149	11	7.4%
Number of campuses at period end*	21	21	—	—%
Actual patient days	1,315,247	1,217,216	98,031	8.1%
Occupancy percentage — Operational beds	76.2%	74.6%		1.6%
Skilled mix by nursing days	29.1%	30.1%		(1.0)%
Skilled mix by nursing revenue	49.3%	51.8%		(2.5)%

	Three Months Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$248,396	$235,893	$12,503	5.3%
Number of facilities at period end	93	93	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	777,331	772,750	4,581	0.6%
Occupancy percentage — Operational beds	78.7%	77.6%		1.1%
Skilled mix by nursing days	29.2%	29.1%		0.1%
Skilled mix by nursing revenue	49.5%	50.4%		(0.9)%

	Three Months Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$77,870	$75,081	$2,789	3.7%
Number of facilities at period end	37	37	—	—%
Number of campuses at period end*	3	3	—	—%
Actual patient days	250,814	243,300	7,514	3.1%
Occupancy percentage — Operational beds	74.7%	71.8%		2.9%
Skilled mix by nursing days	33.8%	36.0%		(2.2)%
Skilled mix by nursing revenue	52.6%	56.0%		(3.4)%

	Three Months Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$77,267	$49,310	$27,957	NM
Number of facilities at period end	30	18	12	NM
Number of campuses at period end*	7	6	1	NM
Actual patient days	287,102	196,089	91,013	NM
Occupancy percentage — Operational beds	71.5%	70.1%		NM
Skilled mix by nursing days	24.6%	26.3%		NM
Skilled mix by nursing revenue	45.2%	51.1%		NM

	Three Months Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Facility Closed Results(4):
Skilled nursing revenue	$—	$1,573	$(1,573)	NM
Actual patient days	—	5,077	(5,077)	NM
Occupancy percentage — Operational beds	—%	30.5%		NM
Skilled mix by nursing days	—%	41.6%		NM
Skilled mix by nursing revenue	—%	67.3%		NM
__________________
* Campus represents a facility that offers both skilled nursing, assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2014.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2014 to December 31, 2015.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2016.

(4)
Facility Closed results represents closed operations during 2017 and 2016, which were excluded from Same Store and Recently Acquired results for the three months ended December 31, 2016, for comparison purposes.

	Year Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$1,545,210	$1,374,803	$170,407	12.4%
Number of facilities at period end	160	149	11	7.4%
Number of campuses at period end*	21	21	—	—%
Actual patient days	5,050,140	4,620,735	429,405	9.3%
Occupancy percentage — Operational beds	75.4%	75.4%		—%
Skilled mix by nursing days	30.3%	30.9%		(0.6)%
Skilled mix by nursing revenue	51.1%	52.5%		(1.4)%

	Year Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$975,203	$942,854	$32,349	3.4%
Number of facilities at period end	93	93	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	3,083,292	3,099,764	(16,472)	(0.5)%
Occupancy percentage — Operational beds	78.4%	78.1%		0.3%
Skilled mix by nursing days	30.0%	29.8%		0.2%
Skilled mix by nursing revenue	50.8%	51.3%		(0.5)%

	Year Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$310,545	$292,360	$18,185	6.2%
Number of facilities at period end	37	37	—	—%
Number of campuses at period end*	3	3	—	—%
Actual patient days	988,246	963,760	24,486	2.5%
Occupancy percentage — Operational beds	74.2%	71.4%		2.8%
Skilled mix by nursing days	35.5%	36.5%		(1.0)%
Skilled mix by nursing revenue	54.3%	56.8%		(2.5)%

	Year Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$257,594	$134,828	$122,766	NM
Number of facilities at period end	30	18	12	NM
Number of campuses at period end*	7	6	1	NM
Actual patient days	973,027	536,495	436,532	NM
Occupancy percentage — Operational beds	68.5%	71.4%		NM
Skilled mix by nursing days	25.8%	27.5%		NM
Skilled mix by nursing revenue	48.0%	52.4%		NM

	Year Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Facility Closed Results(4):
Skilled nursing revenue	$1,868	$4,761	$(2,893)	NM
Actual patient days	5,575	20,716	(15,141)	NM
Occupancy percentage — Operational beds	34.3%	37.5%		NM
Skilled mix by nursing days	46.7%	20.1%		NM
Skilled mix by nursing revenue	71.5%	42.0%		NM

* Campus represents a facility that offers both skilled nursing assisted and/or independently living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2014.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2014 to December 31, 2015.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2016.

(4)
Facility Closed results represents closed operations during 2017 and 2016, which were excluded from Same Store and Recently Acquired results for the years ended December 31, 2017 and 2016, for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing Average Daily Revenue Rates:
Medicare	$611.62	$599.29	$555.06	$540.19	$513.42	$494.50	$576.93	$565.24
Managed care	450.58	431.18	442.50	447.67	413.12	408.55	441.71	432.87
Other skilled	485.60	466.61	375.63	366.02	418.98	—	453.31	439.11
Total skilled revenue	522.53	512.97	471.00	469.77	469.08	464.59	501.22	495.55
Medicaid	222.65	206.77	214.40	211.09	186.49	155.51	213.31	199.63
Private and other payors	215.16	204.54	239.76	184.90	188.51	167.94	210.57	192.72
Total skilled nursing revenue	$309.89	$295.47	$303.87	$301.89	$256.70	$239.40	$297.12	$287.70

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing Average Daily Revenue Rates:
Medicare	$601.53	$583.21	$548.09	$528.65	$506.27	$486.45	$569.77	$556.89
Managed care	445.73	428.13	445.45	438.21	414.34	401.22	440.55	428.53
Other skilled	483.23	468.59	369.82	369.59	449.89	—	451.16	441.86
Total skilled revenue	518.82	505.95	470.65	462.84	468.89	457.58	499.51	490.18
Medicaid	217.22	205.82	215.49	201.24	172.02	154.73	208.24	198.92
Private and other payors	212.72	197.11	233.26	208.11	191.16	167.15	209.72	197.87
Total skilled nursing revenue	$307.47	$294.12	$307.77	$297.20	$252.02	$240.27	$296.84	$288.93

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months and year ended December 31, 2017 and 2016:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Revenue:
Medicare	23.5%	26.5%	23.1%	25.0%	27.5%	35.5%	24.2%	27.6%
Managed care	17.2	15.9	20.9	23.6	16.6	15.6	17.8	17.4
Other skilled	8.8	8.0	8.6	7.4	1.1	—	7.3	6.8
Skilled mix	49.5	50.4	52.6	56.0	45.2	51.1	49.3	51.8
Private and other payors	8.0	8.7	7.6	5.5	12.9	13.9	8.9	8.7
Quality mix	57.5	59.1	60.2	61.5	58.1	65.0	58.2	60.5
Medicaid	42.5	40.9	39.8	38.5	41.9	35.0	41.8	39.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Days:
Medicare	11.8%	13.1%	12.6%	14.0%	13.7%	17.2%	12.4%	14.0%
Managed care	11.8	10.9	14.3	15.9	10.3	9.1	11.9	11.6
Other skilled	5.6	5.1	6.9	6.1	0.6	—	4.8	4.5
Skilled mix	29.2	29.1	33.8	36.0	24.6	26.3	29.1	30.1
Private and other payors	12.0	12.5	9.9	9.0	18.0	19.9	12.9	13.0
Quality mix	41.2	41.6	43.7	45.0	42.6	46.2	42.0	43.1
Medicaid	58.8	58.4	56.3	55.0	57.4	53.8	58.0	56.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Revenue:
Medicare	25.1%	27.2%	24.3%	25.5%	30.5%	36.8%	25.8%	27.8%
Managed care	17.2	16.4	22.0	24.1	16.9	15.6	18.1	17.9
Other skilled	8.5	7.7	8.0	7.2	0.6	—	7.2	6.8
Skilled mix	50.8	51.3	54.3	56.8	48.0	52.4	51.1	52.5
Private and other payors	8.0	8.5	7.0	6.2	13.4	12.7	8.6	8.5
Quality mix	58.8	59.8	61.3	63.0	61.4	65.1	59.7	61.0
Medicaid	41.2	40.2	38.7	37.0	38.6	34.9	40.3	39.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Days:
Medicare	12.8%	13.7%	13.6%	14.3%	15.2%	18.2%	13.4%	14.4%
Managed care	11.8	11.3	15.2	16.3	10.3	9.3	12.2	12.0
Other skilled	5.4	4.8	6.7	5.9	0.3	—	4.7	4.5
Skilled mix	30.0	29.8	35.5	36.5	25.8	27.5	30.3	30.9
Private and other payors	11.9	12.6	9.3	8.9	17.7	18.4	12.5	12.5
Quality mix	41.9	42.4	44.8	45.4	43.5	45.9	42.8	43.4
Medicaid	58.1	57.6	55.2	54.6	56.5	54.1	57.2	56.6
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our assisted and independent living segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended December 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Revenue	$35,836	$31,512	$4,324	13.7%
Number of facilities at period end	49	40	9	22.5%
Number of campuses at period end	21	21	—	—%
Occupancy percentage (units)	75.8%	76.3%		(0.5)%
Average monthly revenue per unit	$2,792	$2,748	$44	1.6%

	Year Ended December 31,
	2017	2016	Change	% Change
	(Dollars in thousands)
Revenue	$136,646	$123,636	$13,010	10.5%
Number of facilities at period end	49	40	9	22.5%
Number of campuses at period end	21	21	—	—%
Occupancy percentage (units)	76.4%	76.0%		0.4%
Average monthly revenue per unit	$2,800	$2,746	$54	2.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended December 31,
	2017	2016	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue
Home health services	$20,048	$16,474	$3,574	21.7%
Hospice services	19,636	14,660	4,976	33.9
Total home health and hospice revenue	$39,684	$31,134	$8,550	27.5%
Home health services:
Average Medicare Revenue per Completed Episode	$2,985	$3,085	$(100)	(3.2)%
Hospice services:
Average Daily Census	1,229	975	254	26.1%

	Year Ended December 31,
	2017	2016	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$73,045	$60,326	$12,719	21.1%
Hospice services	69,358	55,487	13,871	25.0
Total home health and hospice revenue	$142,403	$115,813	$26,590	23.0%
Home health services:
Average Medicare Revenue per Completed Episode	$3,028	$2,986	$42	1.4%
Hospice services:
Average Daily Census	1,102	905	197	21.8%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,				Year Ended December 31,
	2017		2016		2017		2016
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Revenue:
Medicaid	$174,795	35.8%	$148,127	34.2%	$644,803	34.9%	$557,958	33.7%
Medicare	130,465	26.8	125,006	28.9	515,884	27.9	477,019	28.8
Medicaid-skilled	27,208	5.6	23,018	5.3	102,875	5.6	87,517	5.3
Total	332,468	68.2	296,151	68.4	1,263,562	68.4	1,122,494	67.8
Managed Care	78,176	16.0	68,406	15.8	303,386	16.4	265,508	16.0
Private and Other(1)	77,061	15.8	68,491	15.8	282,369	15.2	266,862	16.2
Total revenue	$487,705	100.0%	$433,048	100.0%	$1,849,317	100.0%	$1,654,864	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary services.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income attributable to The Ensign Group, Inc.	$11,206	$18,337	$40,475	$49,990

Non-GAAP adjustments
Costs incurred for facilities currently being constructed and other start-up operations(a)	2,374	4,661	13,378	15,006
Legal costs and charges related to the settlement of the class action lawsuit and insurance claims(b)	14	223	11,177	4,924
Share-based compensation expense(c)	2,941	2,194	9,695	9,101
Results related to closed operations and operations not at full capacity, including continued obligations and closing expense(d)	4	307	5,602	8,845
Bonus accrual as a result of the Tax Act(e)	3,100	—	3,100	—
Losses related to Hurricane Harvey and California fires on impacted operations(f)	741	—	1,299	—
Depreciation and amortization - Patient base(g)	180	20	733	1,678
General and administrative - Transaction-related costs(h)	100	164	717	1,102
General and administrative - Costs incurred related to new systems implementation and professional service fees(i)	80	76	80	1,148
Results at urgent care centers, including noncontrolling interests(j)	—	3,174	—	3,149
Gain on sale of urgent care centers (k)	—	(16,655)	—	(19,160)
Interest expense - Write off of deferred financing fees(l)	—	—	—	349
Provision for income taxes on Non-GAAP adjustments(m)	344	3,069	(12,399)	(9,126)
Non-GAAP Net Income	$21,084	$15,570	$73,857	$67,006

Diluted Earnings Per Share As Reported
Net Income	$0.21	$0.35	$0.77	$0.96
Average number of shares outstanding	53,176	52,231	52,829	52,133

Adjusted Diluted Earnings Per Share
Net Income	$0.40	$0.30	$1.40	$1.29
Average number of shares outstanding	53,176	52,231	52,829	52,133

Footnote:
(a) Represent operating results for facilities currently being constructed and other start-up operations.
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$(17,480)	$(13,579)	$(62,686)	$(35,140)
Cost of services	15,726	14,278	59,424	38,990
Rent	3,865	3,674	15,559	10,346
Depreciation and amortization	263	288	1,081	810
Total Non-GAAP adjustment	$2,374	$4,661	$13,378	$15,006

(b) Legal costs and charges incurred in connection with the settlement of the class action lawsuit in 2017 and insurance claims in 2016.
(c) Represent share-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of services	$1,219	$1,211	$4,988	$4,956
General and administrative	1,722	983	4,707	4,145
Total Non-GAAP adjustment	$2,941	$2,194	$9,695	$9,101

(d) Represent results at closed operations and operations not at full capacity.
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$—	$(499)	$(2,805)	$(603)
(Gains)/Losses related to operational closures	(410)	—	2,321	—
Cost of services	321	743	5,115	9,309
Rent	93	55	885	118
Depreciation and amortization	—	8	86	21
Total Non-GAAP adjustment	$4	$307	$5,602	$8,845

(e) Represent bonus accrual as a result of the Tax Act.
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of services	600	—	600	—
General and administrative	2,500	—	2,500	—
Total Non-GAAP adjustment	$3,100	$—	$3,100	$—

(f) Losses related to Hurricane Harvey and California fires on impacted operations.
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$870	$—	$638	$—
Cost of services	(129)	—	604	—
Rent	—	—	50	—
Depreciation and amortization	—	—	7	—
Total Non-GAAP adjustment	$741	$—	$1,299	$—
(g) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(h) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(i) Included in general and administrative expense are costs incurred related to new systems implementation and professional fees associated with income tax rate credits, tax reform impacts and adoption of the new revenue recognition standard.

(j) Represent operating results at urgent care centers, including noncontrolling interest.
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$—	$(4,186)	$—	$(24,759)
Cost of services	—	4,342	—	22,420
Rent	—	406	—	2,021
Depreciation and amortization	—	—	—	861
Non-controlling interest	—	2,612	—	2,606

Total Non-GAAP adjustment	$—	$3,174	$—	$3,149
(k) Included in (gain)/loss related to divestitures is gain on sale of urgent care centers.
(l) Included in interest expense are write-offs of deferred financing fees associated with the amendment of credit facility for the year ended December 31, 2016.
(m) Represents an adjustment to provision for income tax to our historical year to date effective tax rate of 35.5%, resulting from adoption of ASU 2016-09, for the three months ended and year ended December 31, 2017 and 38.5% for the three months ended and year ended December 31, 2016.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Consolidated Statements of Income Data:
Net income	$11,222	$21,006	$40,833	$52,843
Less: net income attributable to noncontrolling interests	16	2,669	358	2,853
Interest expense, net	2,963	1,826	12,007	6,029
Provision for income taxes	11,958	12,851	28,445	32,975
Depreciation and amortization	11,760	9,701	44,472	38,682
EBITDA	$37,887	$42,715	$125,399	$127,676

Adjustments to EBITDA:
Legal costs and charges related to the settlement of the class action lawsuit and insurance claims(a)	14	223	11,177	4,924
Share-based compensation expense(b)	2,941	2,194	9,695	9,101
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	(88)	244	4,632	8,705
(Earnings)/losses related to facilities currently being constructed and other start-up operations(d)	(1,753)	699	(3,261)	3,850
Bonus accrual as result of the Tax Act(e)	3,100	—	3,100	—
Losses related to Hurricane Harvey and California fires on impacted operations (f)	741	—	1,242	—
Transaction-related costs(g)	100	164	717	1,102
Costs incurred related to new systems implementation and professional service fee(h)	80	76	80	1,148
Operating results and gain on sale of urgent care centers(i)	—	(13,887)	—	(18,893)
Rent related to items(c),(d),(f) and (i) above	3,959	4,135	16,495	12,485
Adjusted EBITDA	$46,981	$36,563	$169,276	$150,098
Rent—cost of services	33,652	33,507	131,919	124,581
Less: rent related to items(c),(d),(f), and (i) above	(3,959)	(4,135)	(16,495)	(12,485)
Adjusted EBITDAR	$76,674	$65,935	$284,700	$262,194

(a) Legal costs and charges incurred in connection with the settlement of the class action lawsuit in 2017 and insurance claims in 2016.

(b)	Share-based compensation expense incurred.

(c)
Represent results at closed operations and operations not at full capacity during the three months and the years ended December 31, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million for the years ended December 31, 2017 and 2016, respectively. Included in the year ended December 31, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year. This amount excludes rent, depreciation and interest expense.

(d)	Represents results related to facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.

(e)	Bonus accrual as a result of the Tax Act.

(f)	Losses related to Hurricane Harvey and California fires on impacted operations. This amount excludes rent, depreciation and interest expense.

(g)	Costs incurred to acquire operations which are not capitalizable.

(h)	Costs incurred related to new systems implementation and professional fees associated with income tax rate credits, tax reform impacts and adoption of the new revenue recognition standard.

(i)
Operating results and gain on sale of urgent care centers. This amount excludes rent, depreciation, interest expense and the net loss attributable to the variable interest entity associated with our urgent care business.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended December 31,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2017	2016	2017	2016	2017	2016

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$39,910	$28,473	$4,298	$2,585	$5,805	$4,547
Less: net income attributable to noncontrolling interests	—	—	—	—	27	—
Depreciation and amortization	7,890	6,661	1,647	1,036	245	215
EBITDA	$47,800	$35,134	$5,945	$3,621	$6,023	$4,762

Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	(2,046)	688	117	(66)	175	77
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	(87)	244	(2)	—	—	—
Impact of Hurricane Harvey and California fires to operations (d)	741	—	—	—		—
Share-based compensation expense(e)	948	1,009	159	88	87	83
Bonus related to the Tax Act(f)	575	—	25	—	—	—
Insurance reserve in connection with the settlement of claims(g)	—	223	—	—	—	—
Less: rent related to item(b),(c) and (d) above	$3,078	$2,500	$872	$1,283	$9	$9
Adjusted EBITDA	51,009	39,798	7,116	4,926	6,294	4,931
Rent—cost of services	26,624	25,314	6,354	7,283	528	404
Less: rent related to items(b),(c) and(d) above	$(3,078)	$(2,500)	$(872)	$(1,283)	$(9)	$(9)
Adjusted EBITDAR	$74,555	$62,612	$12,598	$10,926	$6,813	$5,326

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.
(c) Represent results at closed operations and operations not at full capacity during the three months ended December 31, 2017 and 2016.
(d) Losses related to Hurricane Harvey and California fires on impacted operations. This amount excludes rent, depreciation and interest expense.
(e) Share-based compensation expense incurred.
(f) Bonus accrual as a result of the Tax Act.
(g) Insurance reserve in connection with the settlement of claims.

	Year Ended December 31,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2017	2016	2017	2016	2017	2016

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$140,272	$118,118	$16,736	$11,701	$19,717	$16,571
Less: net income attributable to noncontrolling interests	—	—	—	—	160	—
Depreciation and amortization	29,928	$26,298	$6,334	$4,157	$945	$924
EBITDA	$170,200	$144,416	$23,070	$15,858	$20,502	$17,495

Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	(4,431)	2,968	693	727	478	155
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	3,801	8,705	—	—	728	—
Impact of Hurricane Harvey and California fires to operations (d)	1,242	—	—	—	—	—
Share-based compensation expense(e)	3,909	4,192	627	365	345	287
Bonus related to the Tax Act(f)	575	—	25	—	—	—
Insurance reserve in connection with the settlement of claims(g)	—	4,924	—	—	—	—
Less: rent related to item(b),(c) and (d) above	12,765	7,032	3,540	3,396	190	36
Adjusted EBITDA	$188,061	$172,237	$27,955	$20,346	$22,243	$17,973
Rent—cost of services	105,520	91,761	23,950	28,906	1,977	1,151
Less: rent related to items(b),(c) and(d) above	(12,765)	(7,032)	(3,540)	(3,396)	(190)	(36)
Adjusted EBITDAR	$280,816	$256,966	$48,365	$45,856	$24,030	$19,088

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.
(c) Represent results at closed operations and operations not at full capacity during the years ended December 31, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million for the years ended December 31, 2017 and 2016, respectively. Included in the year ended December 31, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year. This amount excludes rent, depreciation and interest expense.
(d) Losses related to Hurricane Harvey and California fires on impacted operations. This amount excludes rent, depreciation and interest expense.
(e) Share-based compensation expense incurred.
(f) Bonus accrual as a result of the Tax Act.
(g) Insurance reserve in connection with the settlement of claims.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of closed operations and facilities not at full operation, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) costs incurred related to new systems implementation and professional service fees, (h) bonus accrual as a result of the Tax Act, (i) legal costs and charges related to class action lawsuit and settlement of insurance claims, (j) costs incurred to acquire operations which are not capitalized and (k) operating results and gain on sale at urgent care centers,  excluding depreciation, interest and income taxes.  Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of closed operation and facilities not at full operation, excluding depreciation, interest and income taxes, (g) share-based compensation expense, (h) costs incurred related to new systems implementation and professional service fees, (i) bonus accrual as a result of the Tax Act, (j) legal costs and charges related to class action lawsuit and settlement of insurance claims, (k) costs incurred to acquire operations which are not capitalized and (l) operating results and gain on sale at urgent care centers,  excluding depreciation, interest and income taxes. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company's operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.